POWER OF ATTORNEY FOR EXECUTING FORMS 3, 4 AND 5

The undersigned hereby constitutes and appoints Mark C-Jaksich, Chief Financial Officer Tim Francis, Corporate Controller and R. Andrew Massey, Chief Legal Counsel, and each of them signing singly, my true and lawful attorney-in-fact to:

l. execute for and on behalf of the undersigned, in the undersigned's capacity as an employee of Valmont Industries, Inc. (the "Company"), Statements of Beneficial Ownership on Forms 3,4 and 5, and in accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Statements of Beneficial Ownership and the timely filing of such form with the

U.S. Securities and Exchange Commission and any other authority; and

3. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attomey-in-fact on behalf of the undersigned pursuant to this Power ofAttorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitutions, or revocation, hereby ratifring and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virnre of this Power ofAttomey and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power ofAttorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOR the turdersigned has caused this Power ofAttorney to be executed as of this 4th  June 2015.

Signed:

Print Name:  Theodor  r Freye